UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2012

Intrepid Potash, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure

Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) previously announced that it will make the following investor presentation that will be webcast publicly:

•                  Goldman Sachs Basic Materials Conference 2012

Wednesday, May 23, 2012, at 2:20 p.m. ET

Webcast: http://cc.talkpoint.com/gold006/052212a_lr/?entity=6_6EH4SNS

A copy of the presentation materials is furnished as Exhibit 99.1 to this report.

Our website address is www.intrepidpotash.com, and our investor relations website address is investors.intrepidpotash.com.  We routinely post important information about Intrepid on our investor relations website.  We provide access to webcasts of our earnings calls and certain other investor events in which we participate on our investor relations website. We also provide notifications of press releases, investor events, and SEC filings on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts and RSS feeds.  The content of our website is not incorporated by reference into this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.

Item 9.01                                Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Intrepid Potash, Inc. Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: May 22, 2012	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Intrepid Potash, Inc. Investor Presentation